                              The Gillette Company

                          Floating Rate Notes due 2043

                                 TERMS AGREEMENT

                                                                  March 26, 2003


The Gillette Company
Prudential Tower Building
Boston, Massachusetts 02199

Attention:

      Subject in all respects to the terms and conditions of the Distribution Agreement, dated August 23, 2002, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and you (the "Agreement"), the undersigned (collectively, the "Underwriters") severally agree to purchase the respective principal amount of the Floating Rate Notes due 2043 (the "Notes") of The Gillette Company (the "Company") set forth opposite each such Underwriter's name in Annex B of this Agreement.

      The Company hereby appoints Morgan Stanley & Co. Incorporated and UBS Warburg LLC (the "Additional Agents") as Agents under the Agreement in connection with the purchase as principal by each of them, in the respective amounts set forth on Annex B hereto, of the Notes, and Merrill Lynch, Pierce, Fenner & Smith Incorporated agrees to such appointment. The Company agrees that, solely with respect to the Notes, each Additional Agent shall be an "Agent" for all purposes of the Agreement and shall be entitled to all rights and interests and subject to all obligations and liabilities of an Agent thereunder, to the same extent as if each Additional Agent were a named Agent thereunder, including the benefit of the representations and warranties, agreements and indemnities (including contribution) by the Company in favor of the Agents set forth in the Agreement.

                                    THE NOTES

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

Aggregate Principal Amount:                   $83,000,000

Issue Price:                                  100% of Principal Amount plus accrued interest, if any,
                                              from April 2, 2003

Purchase Price:                               99% of Principal Amount

Method of Determining Interest Rate:          Three-Month LIBOR, reset quarterly, minus 0.30%,
                                              accruing from April 2, 2003

                                              January 2, April 2, July 2 and October 2 of each
Interest Payment Dates:                       year, commencing July 2, 2003

Date of Maturity:                             April 2, 2043

Redemption Provisions:                        In whole or in part, at the option of the
                                              Company, on or after April 2, 2033 at the
                                              redemption prices specified in the form of
                                              Pricing Supplement attached hereto as Annex A
                                              plus accrued interest thereon

Repayment Provisions:                         Beginning April 2, 2004, in whole or in part, at
                                              the option of holders of the Notes, on April 2 of
                                              every year through 2014 and every third year
                                              thereafter at the repayment prices specified in
                                              the form of Pricing Supplement attached hereto as
                                              Annex A plus accrued interest thereon

Survivor's Option:                            The Notes are not subject to the Survivor's
                                              Option.

Closing Date:                                 April 2, 2003

Method of Payment:                            Immediately available funds

Trustee, Paying Agent
and Authenticating Agent:                     Bank One, N.A.

Calculation Agent:                            Bank One, N.A.

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

Documentation Requirements:                   Each of the documents specified
                                              in Sections 5(b)(1), (c) and (d)
                                              of the Agreement shall be dated
                                              as of, and delivered to the
                                              undersigned on, the Closing
                                              Date

Other terms:                                  The Notes shall have such
                                              additional terms as are
                                              specified in the form of
                                              Pricing Supplement attached
                                              hereto as Annex A

Allocation among                              Each of the Underwriters
Underwriters:                                 severally agrees to purchase
                                              the respective principal amount
                                              of Notes set forth next to its
                                              name in Annex B attached hereto

Default of Underwriters:                      The provisions set forth in Annex C attached
                                              hereto are incorporated herein
                                              by reference
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      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.



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
                                 MERRILL LYNCH, PIERCE, FENNER & SMITH

                                     INCORPORATED
                                 MORGAN STANLEY & CO. INCORPORATED
                                 UBS WARBURG LLC

                                 By:     Merrill Lynch, Pierce, Fenner & Smith

                                         Incorporated

                                 By:     /s/ Scott Primrose
                                     ------------------------------------------
                                         Authorized Signatory


Confirmed and Accepted,
as of the date first above written:

THE GILLETTE COMPANY

By:   /s/ Gail F. Sullivan
   ----------------------------
      Name:  Gail F. Sullivan
      Title: Vice President and Treasurer


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
                                                                         ANNEX A

                              [Pricing Supplement]

                                                                         ANNEX B

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

                  UNDERWRITER                                        PRINCIPAL AMOUNT
                  -----------                                        ----------------

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated .........................              $  25,000,000
Morgan Stanley & Co Incorporated ..........................                 33,000,000
UBS Warburg LLC ...........................................                 25,000,000
                                                                         -------------
         Total ............................................              $  83,000,000


                                                                         ANNEX C

      If any Underwriter or Underwriters default in their obligations to purchase Notes agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder (or in such other proportions as the non-defaulting Underwriters may agree) to purchase the Notes which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under the terms of this paragraph. Nothing herein will relieve a defaulting Underwriter from liability for its default.



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